Exhibit 10.5

SERVICES AGREEMENT

This Services Agreement (the “Agreement”) is made as of the _____day of November, 2013, by and among Bioblast Pharma Ltd., a company organized under the laws of the Israel (the “Company”) and TopNotch Consultancy (2009) Ltd. a company organized under the laws of the Israel (the “Service Provider”).

WITNESSETH:

WHEREAS	The Service Provider wishes to render the Company with the Office Services (as defined below); and

WHEREAS	The Company wishes to receive such Office Services from the Service Provider.

NOW, THEREFORE, in consideration of the premises and mutual agreements herein set forth, the parties hereto, intending to be legally bound, have agreed as follows:

1.	Office Services

Subject to the terms and conditions of this Agreement, as of September 10, 2013 the Service Provider shall render the Company with the Office Services specified in Exhibit A attached hereto (the “Office Services”).

2.	Compensation

2.1.	In consideration for the Office Services rendered by the Service Provider, the Company shall pay the office service monthly fees in the amount of NIS14,832 + VAT as applicable (the “Office Services Fees”).

2.2.	In addition, Service Provider will provide secretarial services to the Company in consideration for 50% of the costs of the Service Provider's secretarial services as may be updated from time to time (“Secretarial Services Fees”). The Office Services Fees and the Secretarial Services Fees shall be paid by the Company during the term of this Agreement on the first day of each month in respect of such month. Upon payment, Service Provider will furnish to the Company an invoice and a receipt.

2.3.	It is expressly agreed that except as set forth in this section 2, the Service Provider shall not be entitled to any further compensation, reimbursement of expenses, fees, commissions etc. in connection with the performance of the Office Services or the secretarial services set forth above.

3.	Term and Termination

3.1.	This Agreement shall become effective on September 10, 2013 and shall continue until terminated by either party.

3.2.	Either party may terminate this Agreement at will by delivering a 30-days prior written notice to the other party.

4.	Independent Contractor

The status of the Service Provider in providing the Office Services and secretarial services set forth above to the Company, according to this Agreement, shall be that of an independent contractor and nothing herein contained shall be so construed as to constitute the relationship with the Company (or between the Company and any employees of the Service Provider) hereby created as an employment, partnership, joint venture or agency relationship, or as any other relationship, other than that of an independent contractor, as aforesaid.

5.	Governing Law

This agreement and the right of the parties hereunder shall be governed by and interpreted in accordance with the laws of the state of Israel. Any conflicts and/or disputes should be brought for decision before the competent court in Tel-Aviv, Israel.

6.	Amendments and Waivers

No amendment to this Agreement shall be valid unless such amendment is in writing and is signed by both of the parties to this Agreement. Any of the terms and conditions of this Agreement may be waived at any time in writing by the party entitled to the benefit thereof, but a waiver in one instance shall not be deemed to constitute a waiver in any other instance. A failure to enforce any provision of this Agreement shall not operate as a waiver of the provision or of any other provision hereof.

7.	Severability

In the event that any provision of this Agreement shall be held to be invalid, illegal or unenforceable in any circumstances, the remaining provisions shall nevertheless remain in full force and effect and shall be construed as if the unenforceable portion or portions were deleted.

8.	Notices

All notices, request, consents and other communications, required or permitted to be given hereunder, shall be in writing and shall be deemed to have been duly given if delivered personally or sent by fax, or mailed, by registered or certified mail, to the addresses set forth above (or to such other address and fax numbers as either party shall designate by notice in writing to the other in accordance herewith). Notices sent by fax shall be deemed to have been given upon transmission and electronic confirmation of receipt or (if transmitted and received on a non-business day) on the first business day following transmission and electronic confirmation of receipt, notices sent by mail shall be deemed to have been given 96 hours after delivery.

IN WITNESS HEREOF, the undersigned have executed this Agreement as of the date above first written.

By:	/s/ Dr. Dalia Megiddo	By:	/s/ Mr. Udi Gilboa
	The Company		The Service Provider

Exhibit A

The Office Services

1.         Lease of offices to the Company. In addition, the Company may use the meeting rooms, Kitchen and reception without limitation.

2.         Payment will include management services as well as payments for municipality taxes, electricity and utilities.

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